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                                                                  Exhibit (11)


   Statement of Determination of Common Shares and Common Share Equivalents
   ------------------------------------------------------------------------

     Average number of common shares and common share equivalents assumed outstanding during the three fiscal years ended:

                                                             March 2,           February 25,         February 26,
                                                               1996                 1995                 1994
                                                              ------               ------               ------
PRIMARY:
  Weighted average of common
  shares outstanding (a)                                     13,487,916           13,385,803           13,232,504

  Common share equivalents resulting
  from the assumed exercise of stock options (b)                140,934              114,771               56,275
                                                            -----------          -----------          -----------

  Total primary common shares and
  common share equivalents                                   13,628,850           13,500,574           13,288,779
                                                            ===========          ===========          ===========

  Net earnings before cumulative effect of change
  in accounting for income taxes                            $17,835,000          $13,050,000          $ 3,308,000

  Cumulative effect of change in accounting for
  income taxes                                                       --                   --              525,000
                                                            -----------          -----------          -----------

  Net earnings                                              $17,835,000          $13,050,000          $ 3,833,000
                                                            ===========          ===========          ===========

  Earnings per share before cumulative effect
  of change in accounting for income taxes                  $      1.31          $       .97          $       .25

  Cumulative effect of change in accounting for
  income taxes                                                       --                   --                  .04
                                                            -----------          -----------          -----------

  Per share amount                                          $      1.31          $       .97          $       .29
                                                            ===========          ===========          ===========

ASSUMING FULL DILUTION:
  Total common shares and common share
  equivalents as determined for primary computation          13,628,850           13,500,574           13,288,779

  Additional dilutive effect resulting
  from the assumed exercise of stock options (c)                  5,294               16,007               61,633
                                                            -----------          -----------          -----------

  Total fully diluted common shares
  and common share equivalents                               13,634,144           13,516,581           13,350,412
                                                            ===========          ===========          ===========

  Earnings per share before cumulative effect
  of change in accounting for income taxes                  $      1.31          $       .97          $       .25

  Cumulative effect of change in accounting for
  income taxes                                                       --                   --                  .04
                                                            -----------          -----------          -----------

  Per share amount                                          $      1.31          $       .97          $       .29
                                                            ===========          ===========          ===========
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Notes:

(a) Beginning balance of common stock adjusted for changes in amount outstanding, weighted by the elapsed portion of the period during which the shares were outstanding.

(b) Common share equivalents computed by the "treasury" method. Share amounts represent the dilutive effect of outstanding stock options which have an option value below the average market value for the current period.

(c) Share amounts represent the additional dilutive effect of outstanding stock options where the underlying market value of the stock at the end of the period is in excess of the average market value for the period.